EXHIBIT 32.1

Date:  January 16, 2006

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Golden Oval Eggs, LLC (the “Company”) on Form 10-Q for the period ended November 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dana Persson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Dana Persson
Dana Persson
President, Chief Executive Officer

Date: January 16, 2006